U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 22, 1999


                            Metro Global Media, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                       0-21634                65-0025871
----------------------------         ------------         -------------------
(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)         Identification No.)

         1060 Park Avenue, Cranston, Rhode Island               02910
        -----------------------------------------             ----------
        (Address of principal executive offices)              (Zip Code)


                                (401) 942-7876
                                ---------------
              (Registrant's telephone number, including area code)

         -------------------------------------------------------------
         (Former name of former address, if changed since last report)

Item 4    Change in Registrant's Certifying Accountant.

          On June 22, 1999, Metro Global Media, Inc.'s ("Metro") independent accounting firm, Grant Thornton, LLP resigned. Since Grant Thornton's appointment, there have been no disagreements on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Grant Thornton did not audit Metro's May 29, 1999 records nor have they issued a report on Metro's financial statements.

          In its letter to the SEC, which is part of the Form 8-K/A filed with the Commission on July 13, 1999, Grant Thornton stated that it was unwilling to be associated with Metro's financial statements.

          Metro furnished Grant Thornton with a copy its Form 8-K/A filed on August 23, 1999 and requested Grant Thornton furnish it with an updated letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Grant Thornton's letter to the SEC, dated October 4, 1999, is filed as Exhibit 16.1 to the Form 8-K/A)

          Grant Thornton stated in its October 4, 1999 letter that it resigned on June 22, 1999 as the Company's auditors because it was of the opinion that Kenneth F. Guarino directly or indirectly had operating and financial decision making authority at Metro. Mr. Guarino, who is a principal shareholder of Metro and was acting as a consultant to Metro during Grant Thornton's tenure as Metro's accounting firm, became Acting Chief Executive Officer in September 1999 pending the Company's search for a permanent Chief Executive Officer. Mr. Guarino was also the founder and is a former president of Metro, but until September 1999, had not served in such a capacity for 3 years. The ultimate operating and financial decision making authority rests solely with Metro's Board of Directors. Mr. Guarino is not currently a member of Metro's Board of Directors and does not have the ultimate authority to make operation or financial decisions on behalf of the Company.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    METRO GLOBAL MEDIA, INC.


                                    By: /s/ Janet Hoey
                                    -----------------------------
                                            Janet Hoey, Treasurer

October 7, 1999